    As filed with the Securities and Exchange Commission on November 7, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                         HEALTHCARE SERVICES GROUP, INC.

              Pennsylvania                                  23-2018365
     (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                               3220 Tillman Drive,
                      Glenview Corporate Center, Suite 300
                            Bensalem, Pennsylvania 19020              19020
                     (Address of principal executive offices)       (Zip Code)

                                 ---------------
                             2002 Stock Option Plan,
                            (Full Title of the Plan)
                                 ---------------
                               Daniel P. McCartney
                      Chairman and Chief Executive Officer
                         Healthcare Services Group, Inc.
                               3220 Tillman Drive,
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                     (Name and Address of agent for service)
                                 (215) 639-4274
          (Telephone number, including area code, of agent for service)
                                 ---------------
                                 With a copy to:
                           Victor M. Rosenzweig, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                                 ---------------
            Approximate date of proposed sales pursuant to the plan:
   From time to time after the effective date of this registration statement.
                                 ---------------
                         CALCULATION OF REGISTRATION FEE
==================================================================================================

                                                   Proposed         Proposed
                                                    maximum          maximum
    Title of                     Amount             offering        aggregate        Amount of
   securities                    to be                price          offering      registration
to be registered               registered           per share          price            fee
==================================================================================================
Common Stock
$.01 par value             500,000 shares (1)(2)      $11.15        $5,575,000        $512.90
==================================================================================================
(1) There are also  registered  hereby  such  indeterminate  number of shares of
Common  Stock as may  become  issuable  by  reason of the  applicability  of the anti-dilution  provisions  of the 2002 Stock  Option  Plan (the "2002  Plan") of
Healthcare Services Group, Inc. (the "Company").

(2) No options have been granted under the 2002 Plan, and, accordingly,  500,000 shares  of  Common  Stock may be  offered  under  the 2002  Plan at  prices  not presently  determined.  Pursuant to Rule 457(g) and (h) of the Securities Act of
1933, as amended (the "Securities Act"), the offering price for the shares which may be  issued  under the 2002  Plan is  estimated  solely  for the  purpose  of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($11.15) as reported by the Nasdaq National
Market on November 5, 2002.

================================================================================

                                EXPLANATORY NOTES

            The Company has prepared this  Registration  Statement in accordance with the  requirements of Form S-8 under the Securities Act , to register shares of our common  stock,  $.01 par value per share,  issuable  pursuant to the 2002
Plan.

            This Form S-8 includes a Reoffer  Prospectus  prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer  Prospectus may be utilized for reoffering and resales of shares of Common Stock acquired  pursuant to (i) the 2002 Plan, (ii) the Company's 1995 Incentive and Non-Qualified  Stock
Option Plan and (iii) other grants of options to Non-Employee Directors. Some of these shares were previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part 1 of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the Securities Act.

                                      -2-

                                   PROSPECTUS

                                 793,205 SHARES
                         HEALTHCARE SERVICES GROUP, INC.
                          Common Stock ($.01 par value)

            This prospectus relates to the reoffer and resale by certain selling shareholders  of  shares  of our  common  stock  that may be issued by us to the selling  shareholders  upon the exercise of stock options granted under our 2002
Stock Option Plan,  our 1995  Incentive and  Non-Qualified  Stock Option Plan or
pursuant to other grants of Options to  Non-Employee  Directors.  We  previously registered  the offer and sale of the shares to the selling  shareholders.  This
Prospectus also relates to certain  underlying  options that have not as of this date been granted.  If and when such options are granted to persons  required to use the prospectus to reoffer and resell the shares underlying such options,  we will  distribute a prospectus  supplement.  The shares are being  reoffered  and resold for the account of the selling  stockholders  and we will not receive any of the proceeds from the resale of the shares.

            The selling  stockholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq  National  Market,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

            Our  common  stock is  listed  on the  Nasdaq  National  Market.  On
November 5, 2002,  the closing  price for our Common  Stock,  as reported by the
Nasdaq National Market was $11.15.

--------------------------------------------------------------------------------
     This investment involves risk. See "Risk Factors" beginning at page 5.

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 7, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other information with the Securities and Exchange  Commission (the "SEC").  You
may read and  copy any  document  we file at the  SEC's  public  reference  room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You
may obtain further  information on the operation of the public reference room by calling the SEC at  1-800-SEC-0330.  Our SEC filings are also  available  to the public over the  Internet at the SEC's web site at  http://www.sec.gov.  You may also request  copies of such  documents,  upon payment of a duplicating  fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                      -2-

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES....................................................10

                                      -3-

                           INCORPORATION BY REFERENCE

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this  prospectus and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended:

            (1)   Our Annual Report on Form 10-K for the year ended December 31,
                  2001;

            (2)   Our  Quarterly  Reports  on Form 10-Q for the  quarters  ended
                  March 31, 2002, June 30, 2002, and September 30, 2002; and

            (3)   Our Application  for  Registration of our common stock on Form
                  8-A filed April 30, 1984.

            You may request a copy of these  filings,  excluding the exhibits to such filings which we have not  specifically  incorporated  by reference in such filings, at no cost, by writing or telephoning us at the following address:

                           Healthcare Services Group, Inc.
                           3220 Tillman Drive
                           Glenview Corporate Center, Suite 300
                           Bensalem, Pennsylvania 19020
                           (215) 639-4274

                              ABOUT THIS PROSPECTUS

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the  information  provided or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                                      -4-

                               GENERAL INFORMATION

            We provide  housekeeping,  laundry,  linen, facility maintenance and food services to the healthcare  industry,  including nursing homes,  retirement complexes,  rehabilitation  centers and  hospitals.  We believe  that we are the largest provider of these contractual services to the long-term care industry in the United States,  rendering such services to approximately 1,300 facilities in
43 states and Canada.

            Our principal  executive  offices are located at 3220 Tillman Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number at such location is (215) 639-4274.

            The Shares  offered  hereby were or will be purchased by the Selling
Shareholders  upon exercise of options  granted to them and will be sold for the account of the Selling Shareholders.

                                  RISK FACTORS

General - Cautionary Statements Regarding Forward-Looking Statements.

            The purchase of our common stock involves a high degree of risk. You should carefully  consider the following risk factors and the other  information in this  prospectus  or  information  in our Annual  Report on Form 10-K for the fiscal year ended  December 31, 2001 (the "10-K") and our  Quarterly  Reports on
Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30,
2002 (the  "10-Qs")  before  deciding  to invest in our  Common  Stock.  Certain matters  discussed  in  this  report  or  in  the  10-K  or  10-Qs  may  include forward-looking  statements  that are  subject to risks and  uncertainties  that could  cause  actual  results  or  objectives  to differ  materially  from those projected. The Company undertakes no obligation to publicly update or revise any forward-looking  statements,  whether  as a result  of new  information,  future events or otherwise.  Such risks and uncertainties  include, but are not limited to, risks arising from our  providing  services  exclusively  to the health care industry who are primarily  providers of long-term  care;  credit and collection risks associated with this industry; one client accounting for approximately 16%
of revenue in 2002; our claims experience  related to workers'  compensation and general liability insurance; the effects of changes in regulations governing the industry;  and the risks specified below.  Additionally,  our operating  results would be  adversely  affected  if  unexpected  increases  in the costs of labor, materials,  supplies and equipment  used in performing our services could not be passed on to our  clients.  In  addition,  we believe that to improve our future financial  performance  we must continue to obtain service  agreements  with new clients,  provide  new  services  to  existing  clients,  achieve  modest  price increases  on current  service  agreements  with  existing  clients and maintain internal cost reduction  strategies at various operational levels.  Furthermore, we believe that our ability to sustain the internal  development  of  managerial personnel  is  an  important  factor  impacting  future  operating  results  and successfully executing projected growth strategies.

THE PHASING IN OF A MEDICARE  PROSPECTIVE  PAYMENT SYSTEM HAS ADVERSELY AFFECTED
OUR CLIENTS.

            Our  clients  are  subject  to  various   governmental   regulations
including,  but not limited to the Balanced Budget Act of 1997 (the "BBA"). This legislation  changed  Medicare  policy in a number  of ways,  most  notably  the phasing in,  effective  July 1, 1998, of a Medicare  Prospective  Payment System

                                      -5-

("PPS")  for  skilled  nursing  facilities  which   significantly   changed  the
reimbursement  procedures and the amounts of reimbursement they receive. Many of our clients'  revenues  are  contingent  on Medicare and Medicaid  reimbursement funding rates.  Therefore,  they have been and continue to be adversely affected by changes in applicable  laws and  regulations,  as well as other trends in the long-term care industry.  This has resulted in certain of our clients filing for bankruptcy protection. Others may follow. Since the passage of the BBA, Congress has passed  additional  legislation,  principally the Balanced Budget Refinement
Act of 1999  ("BBRA") and the Benefit  Improvement  and  Protection  Act of 2000
("BIPA"). These enactments were intended primarily to mitigate, temporarily, the reduction in  reimbursement  for skilled nursing  facilities  under the Medicare
PPS. In total, four add-on payments were established by the enactments to offset the impact of PPS.  On April 23,  2002,  the Center for  Medicare  and  Medicaid
Services ("CMS") announced that it would delay implementation of any refinements to the scope of two of the  add-on  payments  enacted  pursuant  to the BBRA and
BIPA,  thereby extending the related add-ons to at least September 30, 2003. The other two add-on  payment  provisions  expired on September 30, 2002. The Senate introduced  legislation  during the first week of October 2002 which  included a partial  reinstatement  of the add-on payment  provision  limited to the nursing component of the Medicare  rate.  This  legislative  proposal  would provide for certain  annual  increases  beginning  in 2003  through  2005.  There  can be no assurance  as to whether this  proposal  will be adopted.  Any  decisions by the
government  to  discontinue  or  adversely   modify   legislation   relating  to
reimbursement  funding rates will have a material adverse affect on our clients'
revenues.  These factors,  in addition to delays in payments from clients,  have resulted in and could continue to result in significant  additional bad debts in the near future.

A CLIENT GROUP IS CURRENTLY IN BANKRUPTCY

            At  September  30,  2002,  we  had   receivables  of   approximately
$4,000,000  ($1,500,000,  net of reserves) from a client group currently Debtors in  Chapter 11  bankruptcy  proceedings.  We expect  the client  group will file bankruptcy  plans  sometime  during 2003. If the amount  collected is materially less than  $1,500,000,  it could adversely  affect our results of operations and financial condition.

OTHER BUSINESS RELATED RISKS

            Our  clients  generally  enter  into  service  agreements  which are cancellable  on short notice and we have  encountered  difficulty  in collecting amounts due from certain clients who have terminated  service agreements as well as  clients  who  are  in  bankruptcy  or  slow  payers  experiencing  financial difficulties.

            Substantially  all of our  agreements  are full service  agreements.
These agreements  typically  provide for a one year term,  cancellable by either party upon 30 days' notice after the initial 90-day period.  As of September 30,
2002, we provided services to approximately 1,300 client facilities.

            Although the service  agreements are cancellable on short notice, we have historically had a favorable client retention rate and expect to be able to continue to maintain  satisfactory  relationships  with our  clients.  The risks associated  with short-term  agreements have not materially  affected either our linen and laundry  service,  which sometimes  require a capital  investment,  or laundry  installation  sales, which require us to finance the sales price. These transactions  have not been  material  in  recent  years.  Such  risks are often mitigated by certain provisions set forth in the agreements which we enter into.

                                      -6-

            From time to time,  however,  we encounter  difficulty in collecting amounts due from certain of our clients.  Therefore,  the Company has  sometimes been  required  to extend the  period of  payment  for  certain  clients  beyond contractual  terms.  These clients  include those in bankruptcy,  those who have terminated  service  agreements  and those who are slow payers and  experiencing financial  difficulties.  In order to provide for these collection  problems and the general risk  associated with the granting of credit terms, we have recorded bad debt  provisions  (i.e.,  Allowance  for Doubtful  Accounts) of  $4,950,000,
$5,445,000,  and $3,250,000 in the nine months ended  September 30, 2002 and the fiscal  years ended  December  31, 2001 and 2000,  respectively.  In addition to analyzing and anticipating,  where possible, the specific cases described above, our management  considers the general collection risks associated with trends in the long-term care industry in making its evaluations.

THERE IS STRONG COMPETITION TO PROVIDE SERVICE TO HEALTHCARE FACILITIES.

            We compete  primarily with the in-house support service  departments of our potential clients.  Most healthcare  facilities perform their own support service  functions  without  relying upon outside  management  firms like us. In addition,  a number of local firms  compete with us in the  regional  markets in which we conduct  business.  Additionally,  several  national  service firms are larger and have greater  financial and  marketing  resources  than us,  although historically,  such firms have concentrated their marketing efforts on hospitals rather than the long-term care facilities which we typically  service.  Although the  competition  to provide  service to health care  facilities  is strong,  we believe that we compete  effectively for new agreements,  as well as renewals of the existing  agreements  based upon the quality and  dependability,  as well as cost savings from our services.

                                 USE OF PROCEEDS

            The Company  will  receive the  exercise  price of the options  when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company.  The Company will not receive any of the proceeds  from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

            This  Prospectus  relates to the reoffer and resale of Shares issued or that may be  issued to the  Shareholders  (who are  deemed to be  affiliates)
under the 2002 Stock Option Plan,  the 1995  Incentive and  Non-Qualified  Stock
Option Plan or other grants to non-employee Directors.

            The  following  table  sets forth (i) the number of shares of Common
Stock beneficially owned by each Selling Shareholder at September 30, 2002, (ii)
the number of Shares of Common  Stock to be offered  for resale by each  Selling
Shareholder and (iii) the number and percentage of

                                      -7-

shares of Common Stock to be held by each Selling  Shareholder  after completion of the offering:

                                                                                   Number of shares of
                                                                                       Common Stock/
                                   Number of shares of                           Percentage of Class to be
                                      Common Stock         Number of Shares            Owned After
                                    Owned at September     to be Offered for         Completion of the
         Name                          30, 2002(1)               Resale                   Offering
-------------------------          --------------------    -----------------     --------------------------

Daniel P. McCartney(2)                1,259,655(3)              180,640                1,079,015/9.5%

Joseph F. McCartney(4)                   74,500(5)               70,000                    4,500/*

W. Thacher Longstreth(6)                   -0-                    -0-                        ---

Barton D. Weisman(7)                    110,495(8)               27,445                   83,050/*

Robert L. Frome(9)                       31,945(10)              27,445                    4,500/*

Thomas A. Cook(11)                      320,838(12)             310,000                   10,838/*

John M. Briggs(13)                       31,810(14)              19,960                   11,850/*

Robert J. Moss(15)                       16,465(16)              16,465                      ---

Brian Waters(17)                         81,092(18)              76,000                    5,092/*

James DiStefano (19)                     30,228(20)              29,750                      478/*

Richard Hudson (21)                      31,595(22)              31,500                       95/*

Thomas Carpenter (23)                     4,000(24)               4,000                      ---

-------------------------

*  less than one percent

(1)        A person is deemed to be the  beneficial  owner of voting  securities that can be acquired by such  person  within 60 days after  September
           30,2002  upon  the  exercise  of  options.  Each  beneficial  owner's percentage  ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are currently  exercisable (i.e., that are exercisable within 60 days after  September  30,  2002) have been  exercised.  Unless  otherwise noted,  the Company believes that all persons named in the table have
           sole  voting  and  investment   power  with  respect  to  all  shares
           beneficially owned by them.

(2)        Daniel P. McCartney has been Chief Executive  Officer and Chairman of the Board of the Company since 1977.

(3)        Includes  incentive  stock  options  to  purchase  52,100  shares and nonqualified stock options to purchase 128,540 shares.  Also includes
           2,500 shares held by Mr.  McCartney's  minor daughter.  Mr. McCartney disclaims  beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined  for  purposes of the  Securities  Act of 1933,  as amended (the "Securities Act"), by virtue of his position as founder, director,  Chief Executive  Officer and principal  shareholder of the
           Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

(4)        Joseph F. McCartney has been a Director of the Company since 1983 and
           Regional Vice President of the Company for more than five (5) years.

(5)        Includes  incentive  stock  options  to  purchase  56,932  shares and nonqualified stock options to purchase 13,068 shares.

(6)        W. Thacher Longstreth has been a Director of the Company since 1983.

(7)        Barton D. Weisman has been a Director of the Company since 1983.

                                      -8-

(8)        Includes nonqualified stock options to purchase 27,445 shares.

(9)        Robert L. Frome has been a Director of the Company since 1983.

(10)       Includes  nonqualified stock options to purchase 27,445 shares.  Also includes 1,500 shares held by Mr. Frome's minor  daughter.  Mr. Frome disclaims beneficial ownership of these shares.

(11)       Thomas  A.  Cook has  been a  Director  of the  Company  since  1987;
           President of the Company for more than five (5) years.

(12)       Includes  incentive  stock  options  to  purchase  74,473  shares and nonqualified stock options to purchase 235,527 shares.

(13)       John M. Briggs has been a Director of the Company since 1993.

(14)       Includes nonqualified stock options to purchase 19,960 shares.

(15)       Robert J. Moss has been a Director of the Company since 1992.

(16)       Represents nonqualified stock options to purchase 16,465 shares.

(17)       Brian Waters has been the Company's  Vice President of Operations for more than 5 years.

(18)       Includes  incentive  stock  options  to  purchase  57,967  shares and nonqualified stock options to purchase 18,033 shares.

(19)       James DiStefano has been the Company's  Treasurer and Chief Financial
           Officer for more than 5 years.

(20)       Includes incentive stock options to purchase 29,750 shares.

(21)       Richard  Hudson has been the  Company's  Vice  President  of Finance,
           Secretary and Chief Accounting Officer for more than five years.

(22)       Includes  incentive  stock  options  to  purchase  27,810  shares and nonqualified stock options to purchase 3,690 shares.

(23)       Thomas  Carpenter has been the Company's  General  Counsel since July
           2000.  Prior to July  2000,  he was an  associate  of the law firm of
           Cozen O'Connor from May 1998 to July 2000. From September 1992 to May
           1998,  he was an  associate  of the law firm of  Rosen,  Jenkins  and
           Greenwald.

(24)       Represents incentive stock options to purchase 4,000 shares.

                              PLAN OF DISTRIBUTION

            It is  anticipated  that all of the  Shares  will be  offered by the
Selling  Shareholders  from time to time in the open market,  either directly or through brokers or agents, or in privately negotiated transactions.  The Selling
Shareholders  have  advised  the  Company  that  they  are  not  parties  to any agreement, arrangement or understanding as to such sales.

                                      -9-

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the Shares offered  hereby have been passed upon for the Company by Olshan  Grundman  Frome
Rosenzweig  &  Wolosky LLP,  New York,  New York 10022.  Robert L. Frome,  a
member of Olshan Grundman Frome Rosenzweig  &  Wolosky LLP is a director and beneficially  owns  4,500  shares  (including  1,500  shares  held by his  minor daughter)  and holds  options to purchase  27,445  shares of Common Stock of the
Company.  The shares  underlying  the options held by Mr. Frome were  previously registered.

                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange  Commission a
Registration  Statement on Form S-8 under the Securities Act with respect to the
Shares offered hereby.  For further  information with respect to the Company and the securities offered hereby,  reference is made to the Registration Statement.
Statements  contained in this  Prospectus  as to the contents of any contract or other document are not necessarily complete, and in each instance,  reference is made to the  copy of such  contract  or  document  filed  as an  exhibit  to the
Registration  Statement,  such statement being qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act may be permitted to directors,  officers or persons  controlling the Company,  the Company has been advised  that it is the  Securities  Exchange
Commission's  opinion  that such  indemnification  is against  public  policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      -10-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The  following  documents  filed with the  Securities  and  Exchange
Commission (the  "Commission")  are incorporated  herein by reference and made a part hereof:

            (a) Healthcare  Services Group, Inc.'s (the "Company") Annual Report
      on Form 10-K for the fiscal year ended December 31, 2001;

            (b) The  Company's  Quarterly  Report on Form  10-Q for the  quarter ended March 31, 2002;

            (c) The  Company's  Quarterly  Report on Form  10-Q for the  quarter ended June 30, 2002;

            (d) The  Company's  Quarterly  Report on Form  10-Q for the  quarter ended September 30, 2002; and

            (e) The  description  of the Company's  securities  contained in the
      Company's Registration Statement on Form 8-A filed April 30, 1984.

            All reports and other  documents  subsequently  filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the filing of a post-effective  amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold,  shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

            Not applicable.

Item 5.  Interest of Named Experts and Counsel

            Certain legal matters in connection  with the issuance of the Shares offered  hereby have been passed upon for the Company by Olshan  Grundman  Frome
Rosenzweig  &  Wolosky LLP,  New York,  New York 10022.  Robert L. Frome,  a
member of such firm,  is a Director of the Company and  beneficially  owns 4,500 shares of the  Company's  Common  Stock,  $.01 par value  (the  "Common  Stock")
(including 1,500 shares held by his minor daughter) and has been granted options to purchase 27,445 shares.  The shares  underlying the options held by Mr. Frome were previously registered.

Item 6.  Indemnification of Officers and Directors

            Sections  1741  through  1750 of  Subchapter  C of Chapter 17 of the
Pennsylvania  Business Corporation Law (the "BCL") contain,  among other things, provisions for mandatory and  discretionary  indemnification  of a corporation's directors, officers and other personnel.

                                      II-1

            Under  Section  1741,  unless  otherwise  limited by its by-laws,  a corporation  has the power to indemnify  directors  and officers  under  certain
prescribed   circumstances   against  expenses   (including   attorney's  fees),
judgments, fines and amounts paid in settlement actually and reasonably incurred in connection  with a  threatened,  pending or completed  action or  proceeding, whether civil, criminal,  administrative or investigative,  to which any of them is a  party  or  threatened  to be  made  a  party  by  reason  of his  being  a representative, director or officer of the corporation or serving at the request of the  corporation as a  representative  of another  corporation,  partnership, joint  venture,  trust or other  enterprise,  if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding,  had no reasonable cause to believe his  conduct was  unlawful.  The  termination  of any action or proceeding by judgment,  order,  settlement or conviction or upon a plea of nolo contendere or its  equivalent  does not of itself create a presumption  that the person did not act in good faith and in a manner that he reasonably  believed to be in, or not  opposed  to, the best  interests  of the  corporation  and,  with respect to any criminal  proceeding,  had  reasonable  cause to believe that his conduct was unlawful.

            Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741.  However,  indemnification  is not provided under Section 1742 with respect to any claim, issue or matter as to which a director  or officer has been  adjudged to be liable to the  corporation unless and only to the extent that the proper court  determines upon application that,  despite  the  adjudication  of  liability  but  in  view  of  all  of the circumstances  of the case,  a director  or  officer  is fairly  and  reasonably entitled to indemnity for the expenses that the court deems proper.

            Section  1743  provides  that  indemnification  against  expenses is mandatory to the extent that the director or officer has been  successful on the merits or otherwise in defense of any such action or  proceeding  referred to in
Section 1741 or 1742.

            Section  1744  provides  that  unless   ordered  by  a  court,   any
indemnification  under Section 1741 or 1742 shall be made by the  corporation as authorized in the specific case upon a  determination  that  indemnification  of directors  and  officers  is proper  because  the  director  or officer  met the applicable standard of conduct, and such determination will be made by the board of  directors  by a majority  vote of a quorum of  directors  not parties to the action or  proceeding;  if a quorum is not  obtainable  or if  obtainable  and a majority of disinterested directors so directs, by independent legal counsel; or
by the shareholders.

            Section  1745  provides  that  expenses  incurred  by a director  or officer in defending any action or proceeding  referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding  upon receipt of an  undertaking  by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

            Section 1746  provides  generally  that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by  a  court  to  have  constituted  willful  misconduct  or  recklessness,  the indemnification and advancement of expenses provided by the Subchapter shall not be deemed  exclusive of any other rights to which a director or officer  seeking indemnification  or  advancement  of expenses  may be entitled  under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official  capacity and as to action in another  capacity  while holding that office.

                                      II-2

            Section  1747 also grants a  corporation  the power to purchase  and maintain  insurance on behalf of any director or officer  against any  liability incurred  by him in his  capacity  as  officer or  director,  whether or not the corporation  would have the power to indemnify him against the  liability  under this Subchapter of the BCL.

            Sections 1748 and 1749 apply the  indemnification and advancement of expenses  provisions  contained  in the  Subchapter  to  successor  corporations
resulting  from   consolidation,   merger  or  division  and  to  service  as  a
representative of a corporation or an employee benefit plan.

            The foregoing provisions substantially overlap the provisions of the
Pennsylvania  Directors'  Liability  Act,  42 Pa.  C.S.ss.8365,  which  are also applicable to the Company.

            Article XI of the  Company's  By-laws  provides,  in part,  that the
Company shall  indemnify its  directors,  officers,  employees and agents to the fullest extent permitted by the BCL.

            Article XII of the Company's By-laws provides, in part, that:

                        "A Director shall not be liable for monetary  damages as
            such for any action  taken,  or any failure to take  action,  unless
            (1):  the  director  has breached or failed to perform the duties of his  office  under  Section  8363 of the  Pennsylvania  Consolidated
            Statutes   and  the  breach  or   failure  to  perform   constitutes
            self-dealing, willful misconduct or recklessness; provided, however, that the  foregoing  provision  shall  not  relieve  a  director  of responsibility  or liability of a director  pursuant to any criminal statute or for the  payment  of taxes  pursuant  to local,  state or
            Federal law."

            The Company has purchased  director and officer liability  insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

            Not applicable.

                                      II-3

Item 8.  Exhibits

       4(a)    -    2002  Stock  Option  Plan  (the  "2002  Plan")  (filed as an exhibit to the Company's  quarterly  report on Form 10-Q for the quarter ended June 30, 2002.)

       5       -    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

       23(a)   -    Consent of Grant Thornton LLP, independent auditors.

       23(b)   -    Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    (included in its opinion filed as Exhibit 5).

       24      -    Powers of Attorney (included on page II-6).

Item 9.  Undertakings.

            A. The undersigned registrant hereby undertakes:

               (1)   To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i)   To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                     (ii)  To  reflect  in the  prospectus  any  facts or events arising after the effective date of the  Registration
                           Statement   (or  the   most   recent   post-effective
                           amendment  thereof)  which,  individually  or in  the
                           aggregate,  represent  a  fundamental  change  in the
                           information set forth in the Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously  disclosed in
                           the Registration  Statement or any material change to
                           such information in the Registration Statement;

                     provided,  however,  that  paragraphs (i) and (ii) above do not apply if the  information  required to be included in a post-effective  amendment by those  paragraphs is contained in periodic  reports  filed by the  registrant  pursuant to
                     Section 13 or 15(d) of the Securities  Exchange Act of 1934
                     that are  incorporated  by  reference  in the  Registration
                     Statement;

               (2)   That, for the purposes of determining  any liability  under the  Securities  Act  of  1933,  each  such  post-effective
                     amendment  shall  be  deemed  to  be  a  new   registration
                     statement relating to the securities  offered therein,  and the  offering  of such  securities  at that  time  shall be deemed to be the initial bona fide offering thereof; and

                                      II-4

               (3)   To remove from  registration  by means of a  post-effective amendment  any  of the  securities  being  registered  that remain unsold at the termination of the offering.

            B. The undersigned  registrant  hereby undertakes that, for purposes of  determining  any liability  under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
               13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable,  each filing of an  employee  benefit  plan's  annual report  pursuant to Section 15(d) of the Securities  Exchange Act of 1934) that is incorporated  by reference in this  Registration
               Statement  shall be  deemed  to be a new  registration  statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the  initial bona fide offering thereof.

            C. Insofar as  indemnification  for  liabilities  arising  under the
               Securities  Act of 1933 may be permitted to  directors,  officers and  controlling  persons  of  the  registrant  pursuant  to  the foregoing  provisions,  or  otherwise,  the  registrant  has been advised  that  in the  opinion  of the  Securities  and  Exchange
               Commission  such  indemnification  is  against  public  policy as expressed  in the  Securities  Act of  1933  and  is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification
               against  such   liabilities   (other  than  the  payment  by  the
               registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,  suit or  proceeding)  is asserted by such  director, officer or controlling  person in connection  with the securities being  registered,  the registrant will, unless in the opinion of its  counsel  the  matter  has  been  settled  by  a  controlling precedent,  submit  to a court of  appropriate  jurisdiction  the question  whether such  indemnification  by it is against  public policy as  expressed  in the  Securities  Act of 1933 and will be governed by the final adjudication of such issue.

            D. The undersigned  registrant hereby undertakes to deliver or cause to be delivered with the  prospectus,  to each person to whom the prospectus is sent or given,  a copy of the  registrant's  latest annual report to  stockholders  that is incorporated by reference in the  prospectus  and  furnished  pursuant  to and  meeting the requirements  of Rule  14a-3 or Rule 14c-3  under the  Securities
               Exchange Act of 1934;  and, where interim  financial  information required to be  presented by Article 3 of  Regulation  S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each  person  to whom the  prospectus  is sent or  given,  the latest  quarterly  report that is  specifically  incorporated  by reference in the  prospectus  to provide  such interim  financial information.

                                      II-5

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of Bensalem, State of Pennsylvania,  on this 6th day of
November, 2002.

                       HEALTHCARE SERVICES GROUP, INC.
                       (Registrant)

                       /s/ Daniel P. McCartney
                       ---------------------------------------------------------
                       Daniel P. McCartney, Chief Executive Officer and Chairman

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the  requirements  of the Securities  Act of 1933, as amended,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities  and on the date  indicated.  Each of the  undersigned  officers  and directors of Healthcare  Services Group,  Inc.  hereby  constitutes and appoints
Daniel  P.  McCartney  and  Thomas A Cook and each of them  singly,  as true and lawful  attorneys-in-fact  and  agents  with  full  power  of  substitution  and resubstitution,  for him in his name in any and all capacities,  to sign any and all  amendments  (including  post-effective  amendments)  to  this  Registration
Statement and to file the same, with all exhibits  thereto,  and other documents in connection  therewith,  with the  Securities  and Exchange  Commission and to prepare  any and  all  exhibits  thereto,  and  other  documents  in  connection therewith,  and to make any applicable state securities law or blue sky filings, granting unto said  attorneys-in-fact and agents, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done to enable  Healthcare  Services  Group,  Inc. to comply with the  provisions of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange  Commission,  as fully to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact and agents,  or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

                   Signature                      Title                               Date
                   ---------                      -----                               ----

/s/ Daniel P. McCartney
---------------------------
Daniel P. McCartney                Chief Executive Officer and Chairman         November 6, 2002

/s/ Thomas A. Cook
----------------------------       Director, President and Chief Operating
Thomas A. Cook                     Officer                                      November 6, 2002

/s/ W. Thacher Longstreth
-------------------------
W. Thacher Longstreth              Director                                     November 6, 2002

                                      II-6

                   Signature                      Title                               Date
                   ---------                      -----                               ----

/s/Barton D. Weisman
---------------------------
Barton D. Weisman                  Director                                     November 6, 2002

/s/ Robert L. Frome
------------------------------
Robert L. Frome                    Director                                     November 6, 2002

/s/ John M. Briggs
------------------------------
John M. Briggs                     Director                                     November 6, 2002

/s/ Robert J. Moss
------------------------------
Robert J. Moss                     Director                                     November 6, 2002

/s/ Joseph F. McCartney
------------------------------
Joseph F. McCartney                Director and Divisional Vice President       November 6, 2002

/s/ James L. DiStefano
----------------------------
James L. DiStefano                 Chief Financial Officer and Treasurer        November 6, 2002

/s/ Richard W. Hudson
--------------------------         Vice President - Finance
Richard W. Hudson                  and Secretary (Principal Accounting Officer) November 6, 2002

                                      II-7